UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 2, 2017
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of February 2, 2017, the Compensation Committee of our Board of Directors approved discretionary annual bonus awards to Robert Hammond, our Chief Technology Officer, and Neal Fenzi, our Chief Operating Officer, each of whom is a “named executive officer” of Resonant. Dr. Hammond received a cash bonus of $24,371.00 and an incentive stock option to purchase 24,513 shares of our common stock, and Mr. Fenzi received a cash bonus of $25,000.00 and an incentive stock option to purchase 25,146 shares of our common stock. The stock options have a term of 10 years and an exercise price of $4.36, the closing sales price of our common stock on the date of grant, and vest in full on February 16, 2017.
George Holmes and Jeff Killian, our Chief Executive Officer and Chief Financial Officer, respectively, received sign-on bonuses upon joining Resonant in 2016, which fully offset the amount of the discretionary annual bonuses they otherwise would have received for their performance in 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2017	Resonant Inc.

By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer

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